Calculation of Filing Fee Tables
S-3
WASTE MANAGEMENT INC
Table 1: Newly Registered and Carry Forward Securities
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Debt	4.500% Senior Notes due 2028 of Waste Management, Inc.	457(r)	1,000,000,000		$ 997,770,000.00	0.0001531	$ 152,758.59
Fees to be Paid	2	Other	Guarantee of 4.500% Senior Notes due 2028 of Waste Management, Inc. by Waste Management Holdings, Inc.	Other				0.0001531	$ 0.00
Fees to be Paid	3	Debt	4.650% Senior Notes due 2030 of Waste Management, Inc.	457(r)	700,000,000		$ 698,922,000.00	0.0001531	$ 107,004.96
Fees to be Paid	4	Other	Guarantee of 4.650% Senior Notes due 2030 of Waste Management, Inc. by Waste Management Holdings, Inc.	Other				0.0001531	$ 0.00
Fees to be Paid	5	Debt	4.800% Senior Notes due 2032 of Waste Management, Inc.	457(r)	750,000,000		$ 747,787,500.00	0.0001531	$ 114,486.27
Fees to be Paid	6	Other	Guarantee of 4.800% Senior Notes due 2032 of Waste Management, Inc. by Waste Management Holdings, Inc.	Other				0.0001531	$ 0.00
Fees to be Paid	7	Debt	4.950% Senior Notes due 2035 of Waste Management, Inc.	457(r)	1,500,000,000		$ 1,492,410,000.00	0.0001531	$ 228,487.97
Fees to be Paid	8	Other	Guarantee of 4.950% Senior Notes due 2035 of Waste Management, Inc. by Waste Management Holdings, Inc.	Other				0.0001531	$ 0.00
Fees to be Paid	9	Debt	5.350% Senior Notes due 2054 of Waste Management, Inc.	457(r)	1,250,000,000		$ 1,249,487,500.00	0.0001531	$ 191,296.54
Fees to be Paid	10	Other	Guarantee of 5.350% Senior Notes due 2054 of Waste Management, Inc. by Waste Management Holdings, Inc.	Other				0.0001531	$ 0.00
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 5,186,377,000.00		$ 794,034.33
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 794,034.33
Offering Note
[1]	The registration fee is calculated in accordance with Rules 457(o) and 457(r) under the Securities Act of 1933, as amended (the "Securities Act"). This "Calculation of Filing Fee Tables" table shall be deemed to update the "Calculation of Filing Fee Tables" table in the registrants' Registration Statement on Form S-3ASR (No. 333-264493), in accordance with Rules 456(b) and 457(r) under the Securities Act.

[2]	Waste Management Holdings, Inc. will fully and unconditionally guarantee the 4.500% Senior Notes due 2028 issued by Waste Management, Inc. Pursuant to Rule 457(n) under the Securities Act of 1933, as amended, no separate fee is payable with respect to such guarantee.

[3]	See Note 1

[4]	Waste Management Holdings, Inc. will fully and unconditionally guarantee the 4.650% Senior Notes due 2030 issued by Waste Management, Inc. Pursuant to Rule 457(n) under the Securities Act of 1933, as amended, no separate fee is payable with respect to such guarantee.

[5]	See Note 1

[6]	Waste Management Holdings, Inc. will fully and unconditionally guarantee the 4.800% Senior Notes due 2032 issued by Waste Management, Inc. Pursuant to Rule 457(n) under the Securities Act of 1933, as amended, no separate fee is payable with respect to such guarantee.

[7]	See Note 1

[8]	Waste Management Holdings, Inc. will fully and unconditionally guarantee the 4.950% Senior Notes due 2035 issued by Waste Management, Inc. Pursuant to Rule 457(n) under the Securities Act of 1933, as amended, no separate fee is payable with respect to such guarantee.

[9]	See Note 1

[10]	Waste Management Holdings, Inc. will fully and unconditionally guarantee the 5.350% Senior Notes due 2054 issued by Waste Management, Inc. Pursuant to Rule 457(n) under the Securities Act of 1933, as amended, no separate fee is payable with respect to such guarantee.